EXHIBIT 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement of ClickSoftware Technologies Ltd. on Form S-8 of our report dated February 15, 2007, appearing in the Annual Report on Form 20-F of ClickSoftware Technologies Ltd. for the year ended December 31, 2006.

Brightman Almagor & Co.
Certified Public Accountants
A Member Firm Of Deloitte Touche Tohmatsu

Tel Aviv, Israel
March 18, 2008